UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 25, 2019
Encompass Health Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.
On November 25, 2019 (the “Amendment Date”), Encompass Health Corporation (the “Company”) entered into the Fifth Amended and Restated Credit Agreement (the “2019 Credit Agreement”), by and among the Company, certain of its subsidiaries, Barclays Bank PLC, as administrative agent and collateral agent (the “Agent”), Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., Goldman Sachs Bank USA, and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and various other lenders from time to time, which modified certain terms of the Company’s existing credit agreement, including the following amendments.

1.
The maximum borrowing capacity under the revolving credit facility increased from $700 million to $1 billion. The outstanding principal balance of the term loan facility remains unchanged at $270 million.

2.
The accordion feature, which permits future increases in revolving borrowing capacity or new term loans, or both, increased to an aggregate amount not to exceed the greater of (a) $1 billion (increased from $870 million) and (b) the Company’s adjusted consolidated EBITDA for the most recently completed four-quarter period, after giving pro forma effect to any additional borrowings, plus (c) additional revolving borrowing capacity or new term loans, or both, so long as after giving pro forma effect to any additional borrowings, the senior secured leverage ratio is not greater than 3.50:1 (increased from 3.25:1).

3.
The leverage ratios and the associated spreads (when added to the applicable reference interest rate) used to determine the applicable annual interest rate on any outstanding revolving credit or term loan balances changed to the following:

Leverage Ratio:	Alternate Base Rate Spread (%)	Eurodollar Spread (%)
Category 1 > 4.50 to 1.00	1.00	2.00
Category 2 > 3.50 to 1.00 but ≤ 4.50 to 1.00	0.75	1.75
Category 3 > 2.50 to 1.00 but ≤ 3.50 to 1.00	0.50	1.50
Category 4 > 1.50 to 1.00 but ≤ 2.50 to 1.00	0.25	1.25
Category 5 ≤ 1.50 to 1.00	0.00	1.00

4.
The definition of “Adjusted Consolidated EBITDA,” which amount is the denominator in the leverage ratio and the senior secured leverage ratio as used in the 2019 Credit Agreement, changed to add new adjustments to consolidated net income to arrive at Adjusted Consolidated EBITDA, including any non-ordinary course costs and expenses incurred and paid in connection with any litigation, judgment or settlement and costs and premiums incurred during any period in connection with the entrance into, issuance, prepayment, amendment or redemption of any indebtedness or acquisitions permitted under the 2019 Credit Agreement.

5.
In addition to the specified amounts and types of permitted indebtedness, additional senior secured indebtedness will be allowed so long as the senior secured leverage ratio is no greater than 3.50:1 (increased from 3.25:1) after giving pro forma effect to such additional indebtedness.

6.	The limitation on permitted capital expenditures in a given year has been removed.

7.
The maximum leverage ratio in the financial covenants applicable for the periods ending on or before December 31, 2021 increased from 4.25x to 4.50x, and the amount by which cash and cash equivalents can reduce consolidated total indebtedness for purposes of calculation of leverage ratio increased from $100 million to $300 million.

8.	The maturity date for both the revolving credit and term loan facilities changed from September 2022 to November 2024.

The Company’s obligations under the 2019 Credit Agreement are secured by the current and future personal property of the Company and its subsidiary guarantors, which, in general, are the Company’s wholly-owned subsidiaries except those subsidiaries that do not individually account for more than $10,000,000 of Adjusted Consolidated EBITDA. On the Amendment Date, the Company modified certain terms of its existing collateral and guarantee agreement by entering into the Second Amended and Restated Collateral and Guarantee Agreement (the “2019 Collateral and Guarantee Agreement”), by and among the Company, certain of its subsidiaries, and Barclays Bank PLC, as collateral agent.
All other material terms of the existing credit agreement remain the same and are described in more detail in the Current Reports on Forms 8-K and 8-K/A previously filed on November 1, 2010, November 23, 2010, May 11, 2011, August 13, 2012, June 11, 2013, September 24, 2014, December 23, 2014, June 25, 2015, July 30, 2015, and October 2, 2017. The 2019 Credit Agreement provides for other changes to the Company’s existing credit agreement that are not material to that agreement or the Company. The changes to the existing collateral and guarantee agreement are not material to that agreement or the Company.
The descriptions of the provisions of the 2019 Credit Agreement and the 2019 Collateral and Guarantee Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. Copies of the 2019 Credit Agreement and the 2019 Collateral and Guarantee Agreement are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively and incorporated herein by reference.

Some of the lenders under the 2019 Credit Agreement and certain of their affiliates have engaged, and in the future may engage, in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits
10.1    Fifth Amended and Restated Credit Agreement, dated November 25, 2019, by and among Encompass Health Corporation, certain of its subsidiaries, Barclays Bank PLC, as administrative agent and collateral agent, Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., Goldman Sachs Bank USA, and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and various other lenders from time to time.
10.2    Second Amended and Restated Collateral and Guarantee Agreement, dated November 25, 2019, by and among Encompass Health Corporation, certain of its subsidiaries, and Barclays Bank PLC, as collateral agent.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/s/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: December 2, 2019